EXHIBIT 10.18

                               SECURITY AGREEMENT

          This Security Agreement is made as of January 4, 2000 between SmartServ Online, Inc., a Delaware corporation ("Pledgee"), and Sebastian E. Cassetta ("Pledgor").


Recitals

         Pursuant to Pledgor's purchase of Stock under the Restricted Stock Purchase Agreement dated December 28, 1998, between Pledgor and Pledgee (the "Purchase Agreement"), and Pledgor's election to pay for such Stock with his promissory note (the "Note"), Pledgor has purchased 618,239 shares of Pledgee's Common Stock (the "Shares") at a price of $0.75 per share, for a total purchase price of $463,679.25.

         NOW, THEREFORE, it is agreed as follows:

         1. Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Purchase Agreement, Pledgor, pursuant to the Connecticut Uniform Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number ______, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Pledgee, who shall hold said certificate subject to the terms and conditions of this Security Agreement.

         The pledged stock shall be held by the Pledgee as security for the repayment of the Note, and the Pledgee shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

          2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

               a. Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

               b. Encumbrances. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

          3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

         4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities the Pledgor and the Pledgee shall cooperate and execute such documents as are reasonable so as to provide for the substitution




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of such Collateral and, upon such  substitution,  references to "Shares" in this
Security Agreement shall include the substituted shares or other securities as a result thereof.

         5. Options and Rights. In the event that, during the term of this pledge, subscription options or other rights or options shall be issued in connection with the pledged Shares, such rights and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgee shall be immediately delivered to Pledgee, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

          6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

              a. Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

              b. Pledgor fails to perform any of the covenants set forth in the Restricted Stock Purchase Agreement or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the Connecticut Uniform Commercial Code.

         7. Release of Collateral. There shall be released from this pledge a portion of the pledged Shares held by Pledgee hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount (or in the event that the initial principal amount on the Note has been adjusted pursuant to Section 1 of that certain Restricted Stock Purchase Agreement by and between the Company and Sebastian E. Cassetta, dated as of December 29, 1998, as amended (the "Purchase Agreement"), the Adjusted Principal Amount) of the Note.

          8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

          9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

          10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against him, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

          11. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

          12. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and


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the  term "Pledgee" as used herein shall be deemed to include, for all purposes,
their  respective  designees,   successors,   assigns,   heirs,   executors  and
administrators.

          13. Governing Law. This Security Agreement shall be interpreted and governed under the laws of the State of Connecticut without regard to its conflict of laws provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


"PLEDGOR"
Sebastian E. Cassetta


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7 Morningside Lane
Westport, Connecticut 06880


"PLEDGEE"
SMARTSERV ONLINE, INC.
a Delaware corporation


--------------------------
Thomas W. Haller
Chief Financial Officer